EXHIBIT 10.2

July 26, 2006

Joseph E. Sarachek
22 Harvest Drive
Scarsdale, New York 10583

Dear Mr. Sarachek:

Reference is made to the retention agreement, dated July 21, 2006, between PubliCARD, Inc. (the “Company”) and you (the “Retention Agreement”). Notwithstanding anything to the contrary in the Retention Agreement, you and the Company hereby acknowledge and agree that the effective date of your appointment as Chief Executive Officer of the Company shall be July 31, 2006.

Except to the extent modified hereby, the Retention Agreement shall continue in full force and effect.

Very truly yours,

PubliCARD, Inc.

By: /s/ Antonio L. DeLise

Acknowledged and Agreed:

/s/ Joseph E. Sarachek
Joseph E. Sarachek